UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 18, 2019

BioCorRx Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54209	90-0967447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2390 East Orangewood Avenue, Suite 575

Anaheim, California 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

___________________________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items.

On January 18, 2019, BioCorRx Inc., a Nevada corporation (the “Company”) received notice from Financial Industry Regulatory Authority (“FINRA”) that the 1-for-100 reverse stock split of the Company’s common stock (the “Reverse Split”) had been approved and would take effect at the opening of trading on January 22, 2019.

Effective January 22, 2019, as a result of the Reverse Split, every 100 shares of the Company’s issued and outstanding common stock will be converted into one share of issued and outstanding common stock. The number of authorized shares remains unchanged. No fractional shares will be issued in connection with the Reverse Split. Any fractional shares of common stock resulting from the Reverse Split will be rounded up to the nearest whole share. It is not necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the Reverse Split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares.

The Company’s shares will continue to trade on The OTC Markets marketplace under the symbol “BICX” with the letter “D” added to the end of the trading symbol for a period of 20 trading days (ending on February 19, 2019) to indicate that the Reverse Split has occurred.

The Reverse Split has no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s common stock, which remains unchanged.

On January 23, 2019, the Company issued a press release with regard to the Reverse Split. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 23, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCorRx Inc.

Date: January 23, 2019	By:	/s/ Lourdes Felix
Lourdes Felix

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